EXHIBIT 3.02
                        CERTIFICATE OF AMENDMENT TO THE
                   CERTIFICATE OF INCORPORATION OF REGISTRANT
                              FILED MARCH 18, 1988

                        CERTIFICATE OF AMENDMENT TO THE

                         CERTIFICATE OF INCORPORATION OF

                         DYNASIL CORPORATION OF AMERICA
                         ------------------------------
                    (For Use by Domestic Corporations Only)

To: The Secretary of State
    State of New Jersey          "FEDERAL EMPLOYER IDENTIFICATION NO."

         Pursuant to the provisions of Section 14A:9-2(4) and Section 14A:9-4(3), Corporations, General, of the New Jersey Statutes, the undersigned corporation executes the following Certificate of Amendment to its Certificate of Incorporation:

         1. The name of the corporation is Dynasil Corporation of America.

         2. The following amendment to the Certificate of Incorporation was approved by the directors and thereafter duly adopted by the shareholders of the corporation on the 27th day of February, 1988:

         Resolved, that subject to the approval by the Shareholders of this Corporation, a new Article 12 of the Certificate of Incorporation shall be added stating in its entirety as follows:

         (See Exhibit "A" attached hereto and made a part hereof)

         3. The number of shares outstanding at the time of the adoption of the amendment was 648,951. The total number of shares entitled to vote thereon was 648,951.

If the shares of any class or series are entitled to vote thereon as a class, set forth below the designation and number of outstanding shares entitled to vote thereon of each such class or series. (Omit if not applicable.)

         4. The number of shares voting for and against such amendment is as follows:

         (If the shares of any class or series are entitled to vote as a class, set forth the number of shares of each such class and series voting for and against the amendment, respectively.)

Number of Shares Voting For Amendment         Number of Shares Voting Against Amendment
-------------------------------------         -----------------------------------------

          573,225                                                700


(If the amendment is accompanied by a reduction of stated capital, the following clause may be inserted in the Certificate of Amendment, in lieu of filing a Certificate of Reduction under Section 14A:7-19, Corporations, General, of the New Jersey Statutes. Omit this clause if not applicable.)

         5. The stated capital of the corporation is reduced in the following amount: ________________. The manner in which the reduction is effected is as follows:


         The amount of stated capital of the corporation after giving effect to the reduction is $______________. (Must be set forth in dollars.)


         6. If the amendment provides for an exchange, reclassification or cancellation of issued shares, set forth a statement of the manner in which the same shall be effected. (Omit if not applicable.)

         (Use the following only if an effective date, not later than 30 days subsequent to the date of filing is desired.)

         7. The effective date of this Amendment to the Certificate of Incorporation shall be ________________.

Dated this 11th day of March, 1988.

                                             DYNASIL CORPORATION OF AMERICA
                                             ------------------------------
                                                   (Corporate Name)

                                             By  /s/ Martin Saepoff*
                                                -------------------------------
                                                         (Signature)

                                                    Martin Saepoff, President
                                                -------------------------------
                                                 (Type or Print Name and Title)

(*May be executed by the chairman of the board, or the president, or a vice-president of the corporation.)

     Return to Secretary of State, CN 300, Trenton, N.J. 08625. Attn:
     Corporation Filing.

     Filing Fee                              $50.00


NOTE: No recording fees will be assessed.




     CERTIFICATE OF AMENDMENT TO

     CERTIFICATE OF INCORPORATION OF         RECORDED AND FILED:

     DYNASIL CORPORATION OF AMERICA
     ------------------------------
      (Domestic Corporations Only)


FILED BY:

Alan Singer, Esquire
Wolf, Block, Schorr and Solis-Cohen
Twelfth Floor Packard Building
Philadelphia, PA 19102                        ____________________
                                              Recorder's Initials


TRANSACTION NO.:____________________

                                   EXHIBIT A

         12. A director or officer of the Corporation shall not be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this Article 12 shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (i) in breach of such person's duty of loyalty to the Corporation or its shareholders, or (ii) not in good faith or involving a knowing violation of law, or (iii) resulting in receipt by such person of an improper personal benefit. If the New Jersey Business Corporation Act is amended after approval by the shareholders of this Article 12 to authorize corporate action further eliminating or limiting the personal liability of directors or officers, then the liability of a director and/or officer of the Corporation, as the case may be, shall, without further corporate action, be eliminated or limited to the fullest extent permitted by the New Jersey Business Corporation Act as so amended.

         Any repeal or modification of the foregoing paragraph by the shareholders of the Corporation or otherwise shall not adversely affect any right or protection of a director or officer of the Corporation existing at the time of such repeal or modification.